MassRoots Appoints Glass House Farms Founder Graham Farrar to Board of Directors

DENVER, February 26, 2018 -- MassRoots, Inc. (“MassRoots” or the “Company”) (OTCQB :MSRT), one of the leading technology platforms for the regulated cannabis industry, today announced it appointed Mr. Graham Farrar, Founder and Owner of Mission Health Associates (d.b.a. Glass House Farms), to its Board of Directors on February 21, 2018. Prior to entering the cannabis industry, Mr. Farrar was an original member of Software.com (now OpenWave Systems), helping scale the business from a start-up through its initial public offering and listing on Nasdaq in 1999.

Mr. Farrar has held key product development positions at Sonos, a leading home audio product, and iStoryTime, a media app company focused on children’s books. Mr. Farrar is Founder and Partner at Elite Garden Wholesale, a supplier of cannabis production equipment, and Chief Executive Officer of Glass House Farms, a leading cannabis production company in California.

“I’m excited to apply my experience in both developing great software products and building a leading California cannabis producer to the MassRoots platform,” stated MassRoots Director, Graham Farrar. “With the proper execution, I believe MassRoots has the potential to be a pre-eminent platform for cannabis consumers and businesses. I look forward to helping drive the Company’s growth going forward.”

“We’re thrilled to welcome Graham Farrar to MassRoots’ Board of Directors and believe the caliber of his relevant experience will be a valuable addition to our team,” stated MassRoots Founder and Chief Executive Officer Mr. Isaac Dietrich. “This appointment also adds an important voice that’s been missing from our Boardroom – that of an influential California cannabis producer. The feedback from this community will be instrumental in helping develop new features that address the needs of California businesses as we continue to grow our market-share.”

Mr. Farrar is the successor to Mr. Nathan Shelton, who resigned from the Company’s Board of Directors on February 21, 2018.

“It’s been a privilege to serve MassRoots’ shareholders over the past several months as we recapitalized the Company with $4.75 million in equity offerings, installed a seasoned management team led by its founder, and put MassRoots in a prime position to benefit from numerous cannabis markets coming online,” stated outgoing MassRoots Director Nathan Shelton. “At the ripe age of 79, I’m excited to spend more time with my family and know I am leaving MassRoots and its shareholders in good hands.”

For more information, please refer to the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 26, 2018.

About MassRoots

MassRoots, Inc. is one of the leading technology platforms for the regulated cannabis industry. Powered by more than one million registered users, the Company's mobile apps empower consumers to make educated cannabis purchasing decisions through community-driven reviews. With a significant market share of medical cannabis patients in certain markets and more than 35,000 shareholders, the Company believes it is uniquely positioned to best serve the needs of the cannabis industry. For more information, please visit MassRoots.com/Investors and review MassRoots's filings with the U.S. Securities and Exchange Commission.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.